EXHIBIT 11.1

                     COMPUTATION OF BASIC EARNINGS PER SHARE
                      (in thousands, except per share data)



                                        Three Months Ended    Six Months Ended
                                             March 31,            March 31,
                                        ------------------    ----------------
                                         1998        1997      1998       1997
                                         ----        ----      ----       ----

Shares

Weighted average shares outstanding     16,086      13,579    16,039      13,235
                                       =======     =======   =======     =======

Net Income                             $ 4,036     $ 2,437   $ 7,691     $ 4,005
                                       =======     =======   =======     =======

Basic Earnings Per Share               $  0.25     $  0.18   $  0.48     $  0.30
                                       =======     =======   =======     =======